UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SILVER BULL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

The purpose of this Schedule 14A is to file an alert sent by Broadridge Financial Solutions, Inc. on behalf of Silver Bull Resources, Inc. (“Silver Bull”) on or around December 16, 2020 to broker, bank, dealer or similar organizations that hold shares of Silver Bull common stock in street name on behalf of beneficial owners of the shares.

Important Shareholder Vote. Please Vote Today.

Silver Bull Resources, Inc. Special Meeting of Shareholders

Postponed to December 22, 2020 at 10:00 am (Pacific Time)

Submit Votes by the Proxy Voting Cut-Off: December 21, 2020 at 11:59 pm (Eastern Time).

The board of directors of Silver Bull strongly recommends that shareholders vote FOR the following proposals:

Proposal 1: The authorized share increase proposal is essential for Silver Bull to have the freedom to act without the delay and expense of obtaining shareholder approval to increase the authorized shares when the need for capital arises.

Proposal 2: Silver Bull’s board of directors believes that the proposed name change from Silver Bull Resources, Inc. to MaxMetals Corp. is appropriate to better describe the company’s focus and anticipated exploration activities.

Favorable Independent Proxy Advisor Recommendations

Both ISS and Glass Lewis, two independent, third-party proxy advisory firms have recommended that Silver Bull shareholders vote FOR both proposals.

Questions or Voting Assistance Requirement?

Contact Silver Bull’s proxy solicitation agent, Laurel Hill Advisory Group, by telephone at 1-877-452-7184 (North America toll free) or 1-416-304-0211 (outside North America) or by email at assistance@laurelhill.com.